Exhibit 99.1

Eyegate Pharmaceuticals, Inc. Providing innovative products that enhance drug efficacy and patient compliance to improve vision Rodman & Renshaw Annual Global Investment Conference 09 September 2015

1 Forward Looking Statements Some of the matters discussed in this presentation contain forward - looking statements that involve significant risks and uncertainties, including statements relating to the prospects for the Company’s lead product EGP - 437, for the timing and outcome of the Company’s clinical trials, the potential approval to market EGP - 437, and the Company’s capital needs. Actual events could differ materially from those projected in this presentation and the Company cautions investors not to rely on the forward - looking statements contained in, or made in connection with, the presentation. Among other things, the Company’s clinical trials may be delayed or may eventually be unsuccessful. The Company may consume more cash than it currently anticipates and faster than projected. Competitive products may reduce or eliminate the commercial opportunities of the Company’s product candidates. If the FDA or foreign regulatory agencies determine that the Company’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and the Company will not be able to market them. Operating expense and cash flow projections involve a high degree of uncertainty, including variances in future spending rate due to changes in corporate priorities, the timing and outcomes of clinical trials, regulatory and developments and the impact on expenditures and available capital from licensing and strategic collaboration opportunities. If the Company is unable to raise additional capital when required or on acceptable terms, it may have to significantly alter, delay, scale back or discontinue operations. Additional risks and uncertainties relating to the Company and its business can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10 - K filed with the SEC on March 31, 2015. The Company undertakes no duty or obligation to update any forward - looking statements contained in this presentation as a result of new information, future events or changes in the Company’s expectations, except as required by applicable law.

2 2015 Major Milestones Accomplished ▪ Licensing Agreement with Valeant Pharmaceuticals ▪ Exclusive , worldwide commercial and manufacturing rights for uveitis ▪ Upfront cash payment, milestone payments and royalties ▪ Valeant responsible for 100% of costs outside U.S. ▪ Positive Guidance from FDA ▪ We believe positive data from upcoming Phase 3 trial sufficient to support NDA filing ▪ We believe design of the upcoming Phase 3 trial is acceptable ▪ Macular Edema Trial Initiated ▪ First clinical trial evaluating EyeGate® II delivery system in posterior of e ye ▪ Alternative Platform Collaboration Initiated ▪ At - home non - invasive treatment for chronic diseases like macular degeneration

CONFIDENTIAL CONFIDENTIAL 3 Company Overview Ophthalmology: Drug Delivery Platform ▪ Drug: EGP - 437, a corticosteroid (Dexamethasone phosphate) ▪ First indication: non - infectious anterior uveitis ▪ 505(b)(2) NDA pathway ▪ Platform: EyeGate II ® Delivery System ▪ Proprietary, non - invasive delivery platform; >1,700 treatments performed to - date ▪ System expected to be approved through a 510(k) filing at time of drug NDA submission ▪ Easy to use: done by ophthalmologist or optometrist in <5 minutes ▪ Delivers small and large molecules to anterior or posterior of eye ▪ Significant patient and clinician advantages over drops or ocular injections

4 Unique Ophthalmic Delivery Platform

Ophthalmic Delivery Challenges Anterior Segment : Eye Drops Posterior Segment: Intravitreal Injections ▪ Protective layer and biological functions limit penetration of drug into tissues ▪ Frequent instillations required ▪ Extreme burden on patient: non - compliance ▪ S ight - threatening complications ▪ P otential for collateral damage ▪ Injections every 4 to 6 weeks ▪ Must be done by experienced ophthalmologist ▪ C ompanion required ▪ S ight - threatening complications 5

6 Edelhauser et al IOVS 2010 EyeGate has the only Non - Invasive Solution EyeGate® II Applicator

▪ Small electrical current (constant ); current has same charge as active substance (drug) ▪ Electrode creates repulsive electromotive forces (like charges repel) ▪ Drug migrates toward return electrode ▪ Drug mobility is a function of molecular weight and charge ▪ Drug dose controlled by 2 variables: Current (mA) x Application time (minutes ) ▪ Software - regulated current and duration ensures proper dosing of compatible compounds 7 EyeGate Platform, A Non - Invasive Method of Propelling Charged A ctive C ompounds I nto O cular Tissues Iontophoresis EyeGate Applicator

8 Clinical Pipeline EGP - 437 ▪ Confirmatory Phase 3 anterior uveitis trial ▪ First patient: year - end 2015 and f ully - enrolled: Q4 2016 ▪ Macular Edema proof - of - concept trial ▪ Top - line data: Q4 2015 ▪ Cataract Surgery Phase 2 trial ▪ Exploring opportunity for cataract surgery as additional indication for EGP - 437 Alternative Platform • Animal data: H1 2016 Program Indication Current Status Planned Trials EGP - 437 Anterior Uveitis • Phase 1 - 2 dose ranging trial completed • First Phase 3 pivotal trial completed • Initiate and complete confirmatory Phase 3 pivotal trial • Top - line data: Q1 2017 Macular Edema • Initiated • Complete Phase 1b/2a proof - of - concept trial for macular edema • Top - line data: Q4 2015 Cataract Surgery • Exploring opportunity as additional indication for EGP - 437 • Phase 2 trial for efficacy and pain following cataract surgery • Initiate by year - end 2015

9 EGP - 437 Anti - Inflammatory

10 EGP - 437: A Potent A nti - inflammatory A gent (corticosteroid - dexamethasone phosphate) Uveitis Overview ▪ Inflammation of uvea tract ▪ E stimated 18% experience transient or permanent loss of vision annually. ▪ Responsible for more than 2.8% of blindness in the U.S. ▪ Non - infectious anterior uveitis is most common form ▪ Incidence in U.S . from approximately 26.6 − 102 per 100,000 annually ▪ Chronic and non - compliance of treatment may lead to complications Non - compliance leads to sight - threatening complications

S tandard of care: corticosteroid eye drops • Eye drops suffer from number of drawbacks: low ocular bioavailability and rapid clearance EGP - 437: A Highly Differentiated Product Dramatically Reduces Patient Burden from 154 to 3 Treatments 11

Importance of Treatment Regimen Clinical Case 12 Anterior Uveitis Episode 1994 OD 20/20 OS 20/80 low grade chronic inflammation Same Patient 10 Years Later (2004): Poor Anti - Inflammatory Therapeutics OD 20/ 400 Legally Blind OS No Light Perception Blind

Initial Phase 3 Non - Inferiority A nterior U veitis Trial Severity and Primary Endpoint 13 Severity of Uveitis: SUN Working Group ▪ Severity determined by number of white blood cells in the anterior chamber of the eye (Slit - lamp is used) ▪ Grading scheme for determining degree of inflammation based on number of cells counted ▪ Inactive disease (cell count of zero) is goal of therapy Grade Cells 0 < 1 0.5 1 to 5 1.0 6 to 15 2.0 16 to 25 3.0 26 to 50 4.0 > 50 EGP - 437: First Pivotal Phase 3 Trial ▪ Subjects required minimum 11 cells to be randomized to study • Primary End Point (PEP): Total cell clearing at Day 14

▪ Successfully demonstrated same response rate when comparing EGP - 437 to standard of care ( prednisolone acetate 1%) ▪ Lower incidence of increased intraocular pressure (IOP ) with EGP - 437 treatment Initial Phase 3 Non - Inferiority Anterior Uveitis Trial Trial Design and High - Level Results 14 Trial Design ▪ 35 sites: all in U.S. ▪ 193 Subjects randomized 2 arms - 1:1 • 2 EGP - 437 iontophoresis treatments + placebo eye drops (N = 96) • 2 placebo iontophoresis treatments + Pred Acet eye drops (N = 97 ) Visit 1 Day 0 Visit 2 Day 7 Visit 3 Day 14 Visit 4 Day 28 Visit 5 Day 56 154 Pred Acet eye drop installations 154 Placebo eye drop installations vv follow - up period follow - up period 1 st Treatment Iontophoresis w/ EGP - 437 or w/Placebo Primary endpoint proportion of patients w/ ACC count = 0 2 nd Treatment High - Level Results

Similar Outcome to Standard - of - Care 15 Percent of subjects* that achieved primary endpoint (PEP) *ITT = Intent to Treat 43.2% 25.0% 41.4% 20.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% SUN 1 & 2: 11 to 25 cells SUN 3 & 4: > 26 cells Percent that Achieved PEP Ratio that Achieved PEP per Arm EGP PA

16 Safety: Intraocular Pressure ▪ Each subject had four IOP measurements (Day 7, 14, 28, and 56) compared to baseline (Day 0 ) ▪ Significantly less subjects with incidents in the EGP - 437 arm ▪ 2.4X the number of incidents in the standard - of - care control arm

17 ▪ Three major stages to trial 1. Start - up : Clinical supply manufacturing, CRO selection, & site initiations — 5 months 2. Enrollment : First Patient In (FPI) to Last Patient In (LPI) — 10 to 12 months 3. Close - out : Last Patient Out (LPO), Database lock, Top - line data analysis, & clinical study report (CSR) — 5 months Start - up Enrollment Launch July 15 FPI Dec 15 Confirmatory Phase 3 Trial Timing Oct 16 Dec 16 Protocol Submission Sept 15 LPI LPO 2 - months Post LPI Top - line Data 1 month Post LPO CSR 2 - months Post TL Data Close - out

▪ Abnormal thickening of macula associated with accumulation of excess fluid in extracellular space of neurosensory retina ▪ Considered leading cause of central vision loss in developed world ▪ Phase 1b / 2a clinical trial ▪ Up to 20 patients with macular edema associated with Retinal Vein Occlusion, Diabetic Retinopathy or Post - Surgical (Cystoid) macular edema ▪ 3 treatments at 14.0 mA - min (3.5 mA) on Day 0, Day 4, and Day 9 ▪ Primary outcome: reduction in mean thickness on Day 4, Day 9, Day 14 ▪ Control: Ozurdex ® to subjects with no improvement at Day 14 and re - evaluated at Day 21 ▪ Expect data by year - end 18 Macular Edema Trial Design

19 ▪ Valeant Pharmaceuticals ( NYSE/TSX : VRX) ▪ Exclusive license to manufacture, sell, distribute and commercialize throughout the world for use in field of uveitis ▪ Upfront cash payment and milestone payments ▪ Royalties based on net sales : high single digits ▪ EyeGate responsible for development of anterior uveitis project in U . S . ▪ Valeant responsible for development outside U . S . ▪ Valeant has right of last refusal for product outside field of uveitis ▪ EyeGate will continue to develop for indications outside field of uveitis EGP - 437: Licensing Agreement

20 ▪ Combines drug vial and device disposables: • Ensures use of approved drug with applicator ▪ Shelf - life established at 24 months (drug and applicator) ▪ CPT Code: In addition to office reimbursement, reimbursement for performing treatment ▪ J - code: The kit (drug + disposables) will be billed under a J - code Payment that would be based on ASP ( price we establish) + x% for the kit Reimbursement Reimbursement: In - office treatment involves multiple code sets. Single - Use Kit

21 Strong Patent P ortfolio Ten families (73 patents granted) ▪ Eight belong to delivery system patent portfolio • 13 U.S. and 58 foreign patents granted • 3 U.S. and 16 foreign pending applications ▪ Two relate to drug compositions and treatments utilizing delivery system: • 1 U.S. and 1 foreign patent granted • 2 U.S. and 6 foreign applications * Granted patent protection until 2024, applications if granted extend this to 2029

22 ▪ At - home applied by patient ▪ No serviceable parts ▪ Option to customize program with interface and mobile app Generator integrated with return electrode generator Evolution of a Platform: At - Home

23 Investment Highlights ▪ Licensing deal signed with Valeant ▪ Exclusive, worldwide commercial and manufacturing rights for uveitis ▪ Upfront cash payment, milestone payments and royalties ▪ Phase 3 program with clear path to commercialization ▪ First Phase 3 trial completed ▪ Potent drug with proven safety profile when delivered by our system ▪ Mitigates corticosteroid side - effect, elevated IOP ▪ Macular Edema Trial Initiated ▪ First clinical trial evaluating EyeGate® II delivery system in posterior of eye ▪ Alternative Platform Collaboration Initiated ▪ At - home non - invasive treatment for chronic diseases like macular degeneration